
<ARTICLE> 5
<LEGEND>
The schedule contains financial information extracted from Columbia
Futures Fund and is qualified in its entirety by reference to such financial instruments.
</LEGEND>

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          MAR-31-1997
<PERIOD-END>                               MAR-31-1997
<CASH>                                       8,377,335
<SECURITIES>                                         0
<RECEIVABLES>                                   31,672<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                               8,898,745<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                 8,898,745<F3>
<SALES>                                              0
<TOTAL-REVENUES>                               799,291<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                               266,895
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                                532,396
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                            532,396
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                   532,396
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include interest receivable of $31,672.
<F2>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $489,738.
<F3>Liabilities include redemptions payable of $82,257, accrued brokerage commissions of $13,211, accrued management fees of $29,255, administrative expenses payable of $78,867, accrued transaction fees and costs of $977 and incentive fee payable of $75,961.
<F4>Total revenues include realized trading revenue of $585,978, net change in unrealized of $123,762 and interest income of $89,551.

